UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2009

MONRO MUFFLER BRAKE, INC.
(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 647-6400

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 4, 2009, Monro Muffler Brake, Inc. (the “Company”) purchased substantially all of the operating assets of Tire Warehouse Central, Inc. (“Tire Warehouse”) and its sole shareholder, Robert A. Dabrowski, for a cash payment of $21, 900,000. The assets are those used in the operation of forty (40) tire stores and six (6) franchise locations in Maine, Massachusetts, New Hampshire, Rhode Island and Vermont. In addition, the Company purchased from Tire Warehouse real property assets for seven (7) store locations and the Tire Warehouse distribution center in Swanzey, New Hampshire, for a cash payment of approximately $8,600,000. The Company anticipates finalizing the transfer of the real property assets for an additional five (5) store locations, for a cash payment of approximately $3,500,000, by mid-October. The Company also assumed certain limited liabilities of Tire Warehouse, including twenty-eight (28) real property lease agreements and certain operating contracts of the business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC.
(Registrant)

October 8, 2009

By: /s/ Catherine D’Amico
Catherine D’Amico
Executive Vice President – Finance